Exhibit (l)
[Letterhead of Eversheds Sutherland (US) LLP]

October 27, 2021
Capital Southwest Corporation
5400 Lyndon B Johnson Freeway, Suite 13300
Dallas, Texas 75240

Re:    Registration Statement on Form N-2 (File No. 333-259455)
Ladies and Gentlemen:
        We have acted as counsel to Capital Southwest Corporation, a Texas corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement on Form N-2 (File No. 333-259455) on September 10, 2021 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $1,250,000,000 in aggregate of the following securities (the “Securities”):
(i)shares (the “Shares”) of the Company’s common stock, par value $0.25 per share (the “Common Stock”); and

(ii)debt securities (the “Debt Securities”).
        The Registration Statement provides that the Securities may be issued from time to time in amounts, at prices, and on terms to be set forth in one or more supplements to the final prospectus included in the Registration Statement at the time it becomes effective.
        The Debt Securities are to be issued in one or more series under the indenture, dated as of October 23, 2017 (the “Base Indenture”), entered into by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”) and one or more supplemental indentures thereto (each, a “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).
        As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:
(i)the Articles of Incorporation of the Company, as amended, certified as of the date hereof by an officer of the Company (the “Articles of Incorporation”);
(ii)the Second Amended and Restated Bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company (the “Bylaws”);
(iii)the Base Indenture;
(iv)a Certificate of Fact issued by the Office of the Secretary of State of Texas (the “Texas Secretary of State”) as to the existence of the Company, as of a recent date (the “Certificate of Fact”); and
(v)the resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, (b) the authorization of the issuance, offer and sale of the Securities pursuant to the Registration Statement and (c) the authorization, execution and delivery of the Base Indenture, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).
        With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed, without independent investigation or verification, (i) the accuracy and completeness of all corporate records made available to us by the Company, (ii) that the Supplemental Indentures will be governed by the laws of the State of New York, (iii) that the Indenture will be valid and legally binding obligations of the parties thereto (other than the Company) and (iv) that at the time of any issuance of the Debt Securities, after giving effect to such issuance, the Company will be in compliance with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended (the “1940 Act”), giving effect to Section 61(a) of the 1940 Act.
        As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion) and upon certificates of officers of the Company. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.
        This opinion letter is limited to the effect of the Texas Business Organizations Code (the “TBOC”) and as to the Debt Securities constituting valid and legally binding obligations of the Company, the contract laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of the State of Texas or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.
        The opinion expressed in paragraph 2 below is subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity (including, without limitation, the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity and (iii)  laws or public policy which may limit rights to indemnification and contribution.
        On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that:
1.Assuming that (i) the issuance, offer and sale of the Shares from time to time and the final terms and conditions of such issuance, offer and sale, including those relating to the price and amount of the Shares to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the TBOC, the Articles of Incorporation, the Bylaws and the Resolutions, (ii) the Shares has been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (iii) upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding does not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles of Incorporation, and (iv) the Certificate of Fact remains accurate, the Shares will be duly authorized, validly issued, fully paid and non-assessable.
2.Assuming that (i) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Indenture, (ii) the issuance, offer and sale of the Debt Securities from time to time and the final terms and conditions of the Debt Securities to be so issued, offered and sold, including those relating to price and amount of Debt Securities to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Articles of Incorporation and the Bylaws, (b) are consistent with the terms thereof in the Indenture, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Debt

Securities have been (a) duly executed and delivered by the Company and duly authenticated by the Trustee in accordance with the Indenture and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof, the Debt Securities will constitute valid and legally binding obligations of the Company.
        The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.
        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Respectfully submitted,
/s/ EVERSHEDS SUTHERLAND (US) LLP